UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 22, 2022

CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937
(State or other jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2200 Airport Industrial Drive, Suite 100, Ball Ground, Georgia 30107

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (770) 721-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	GTLS	New York Stock Exchange
Depositary Shares, each Representing a 1/20th Interest in a Share of 6.75% Series B Mandatory Convertible Preferred Stock	GTLS PRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 22, 2022, Chart Industries, Inc. (“Chart”) issued (i) $1,460,000,000 aggregate principal amount of 7.500% Senior Secured Notes due 2030 (the “Secured Notes”) at an issue price of 98.661% and (ii) $510,000,000 aggregate principal amount of 9.500% Senior Notes due 2031 (the “Unsecured Notes” and, together with the Secured Notes, the “Notes”) at an issue price of 97.949%. The Notes were issued to finance the proposed $4.4 billion acquisition (the “Acquisition”) by Chart of the business of Granite Holdings II B.V. and its subsidiaries, a leading global provider of mission critical air and gas handling products.

The Secured Notes were issued pursuant to an indenture, dated as of December 22, 2022 (the “Secured Notes Indenture”), by and among Chart, the guarantors party thereto from time to time (the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”). The Unsecured Notes were issued pursuant to an indenture, dated as of December 22, 2022 (the “Unsecured Notes Indenture” and together with the Secured Notes Indenture, the “Indentures”), by and among Chart, the Guarantors and the Trustee.

Chart has deposited the gross proceeds from the offering of each series of Notes into an escrow account (each, an “Escrow Account”). At such time and until certain conditions (the “Escrow Release Conditions”) set forth in an escrow agreement, dated as of December 22, 2022, by and among Chart, the Trustee and JPMorgan Chase Bank, N.A., as escrow agent (in such capacity, the “Escrow Agent”), are satisfied, each series of Notes will be secured by a first-priority security interest in the respective Escrow Account and funds held in the respective Escrow Account. If the Escrow Release Conditions are not satisfied on or prior to November 15, 2023, or upon Chart notifying the Escrow Agent and the Trustee in writing that Chart will not pursue the consummation of the Acquisition and that the purchase agreement relating to the Acquisition has been terminated, the Notes will be subject to a special mandatory redemption (a “Special Mandatory Redemption”). The Special Mandatory Redemption price will be equal to 100% of the aggregate issue price of each series of the Notes, as applicable, plus accrued and unpaid interest from the most recent date to which interest has been paid or, if no interest has been paid, from their issuance date to, but not including, the payment date of such Special Mandatory Redemption.

The Secured Notes bear interest at a rate of 7.500% per year. The Unsecured Notes bear interest at a rate of 9.500% per year. Interest on the Notes is payable on January 1 and July 1 of each year, commencing July 1, 2023. The Secured Notes mature on January 1, 2030 and the Unsecured Notes mature on January 1, 2031. Chart may redeem either series of the Notes, in whole or in part, at any time on or after January 1, 2026 at the redemption prices set forth in the respective Indentures. Chart may also redeem up to 40% of the aggregate principal amount of each series of the Notes on or prior to January 1, 2026 in an amount not to exceed the net cash proceeds from certain equity offerings at the redemption prices set forth in the respective Indentures. Prior to January 1, 2026, Chart may redeem some or all of either series of the Notes at a price which includes the applicable “make-whole” premium set forth in the respective Indentures.

The Notes are fully and unconditionally guaranteed by each of Chart’s wholly owned domestic restricted subsidiaries that is a borrower or a guarantor under Chart’s Fifth Amended and Restated Credit Agreement, dated as of October 18, 2021 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”). Following the consummation of the Acquisition, each of the acquired companies that becomes a wholly owned domestic restricted subsidiary of Chart and a guarantor under the Credit Agreement will also become a Guarantor of the Notes. To the extent lenders under the Credit Agreement release any borrower (other than Chart) or any guarantor from its obligations under the Credit Agreement, such entity will also be released from its obligations under the Notes.

The Secured Notes and related guarantees will be secured by first-priority liens on all of the assets that secure Chart’s and the Guarantors’ obligations under the Credit Agreement (the “Collateral”) pursuant to the terms of a collateral agreement, dated as of December 22, 2022 (the “Collateral Agreement”), by and among Chart, the Guarantors and the Collateral Agent. The Secured Notes and related guarantees will also be subject to the terms of an intercreditor agreement, dated as of December 22, 2022 (the “Intercreditor Agreement”), by and among Chart, the Trustee, the Collateral Agent, JPMorgan Chase Bank, N.A., as administrative agent under the Credit Agreement (in such capacity, the “Credit Agreement Administrative Agent”) and collateral agent under the Credit Agreement (the “Credit Agreement Collateral Agent”) setting forth therein the relative rights with respect to the Collateral and covering certain other matters relating to the administration of security interests. Pursuant to the Intercreditor Agreement, the Credit Agreement Collateral Agent initially controls substantially all matters related to the Collateral, including with respect to decisions or enforcement.

The Secured Notes and related guarantees will be senior secured obligations and will rank (i) equally in right of payment with all of Chart’s existing and future senior indebtedness, (ii) senior in right of payment to all of Chart’s existing and future indebtedness and other obligations that are, by their terms, expressly subordinated in right of payment to such notes, (iii) pari passu with all of Chart’s existing and future secured indebtedness secured by the Collateral (subject to permitted liens), including indebtedness under the Credit Agreement, to the extent of the value of the Collateral securing such indebtedness, (iv) effectively senior to all of Chart’s and the guarantors’ existing and future indebtedness that is unsecured or secured by junior liens on the Collateral, to the extent of the value of the Collateral, and (v) structurally subordinated to all obligations of each of the subsidiaries of Chart that is not a Guarantor of such Notes.

The Unsecured Notes and related guarantees will be senior unsecured obligations and will rank (i) equally in right of payment with all of our existing and future senior unsecured indebtedness, (ii) senior in right of payment to all of our existing and future indebtedness and other obligations that are, by their terms, expressly subordinated in right of payment to the Unsecured Notes, (iii) effectively junior to all of our existing and future secured indebtedness, including indebtedness under the Credit Agreement and the Secured Notes, to the extent of the value of the Collateral (except prior to the escrow release date and solely with respect to the applicable Escrow Account) and (iv) structurally subordinated to all obligations of each of the subsidiaries of Chart that is not a Guarantor of the Unsecured Notes.

The Indentures, among other things, limit Chart’s ability and the ability of its restricted subsidiaries to (i) incur or guarantee additional indebtedness; (ii) pay dividends or distributions on, or redeem or repurchase, capital stock and make other restricted payments; (iii) make investments; consummate certain asset sales; (iv) engage in certain transactions with affiliates; (v) grant or assume certain liens securing indebtedness; and (vi) consolidate, merge or transfer all or substantially all of its assets. These limitations are subject to a number of important qualifications and exceptions. The Indentures also contains customary events of default.

The Notes were issued in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons in transactions outside the United States pursuant to Regulation S under the Securities Act. The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States or to, or for the benefit of, U.S. persons absent registration under, or an applicable registration, from the registration requirements of the Securities Act and applicable state securities laws.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the text of the Secured Notes Indenture, the Unsecured Notes Indenture, the Form of Secured Note, the Form of Unsecured Note, the Collateral Agreement and the Intercreditor Agreement, copies of which are attached as Exhibits 4.1, 4.2, 4.3, 4.4, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference as if fully set forth herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of December 22, 2022, by and among Chart, the subsidiary guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and as collateral agent.

4.2	Indenture, dated as of December 22, 2022, by and among Chart, the subsidiary guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee.

4.3	Form of 7.500% Senior Secured Notes due 2030 (included as Exhibit A to Exhibit 4.1).

4.4	Form of 9.500% Senior Notes due 2031 (included as Exhibit A to Exhibit 4.2).

10.1	Collateral Agreement, dated as of December 22, 2022, by and among Chart, the subsidiary guarantors party thereto and U.S. Bank Trust Company, National Association, as collateral agent.

10.2	Intercreditor Agreement, dated as of December 22, 2022, by and among Chart, the subsidiary guarantors party thereto, U.S. Bank Trust Company, National Association, as collateral agent for the secured notes, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent under the credit agreement (included as Exhibit E to Exhibit 4.1).

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Chart Industries, inc.

	By:	/s/ Jillian C. Evanko
Jillian C. Evanko
President and Chief Executive Officer

Date: December 22, 2022